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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 13, 1997
                             (December 29, 1996)


                         PERFORMANCE FOOD GROUP COMPANY
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             (Exact name of registrant as specified in its charter)


           Tennessee                    0-22192                   54-0402940
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
       of incorporation)                                     Identification No.)


6800 Paragon Place, Suite 500, Richmond, Virginia             23230
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    (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code:  (804) 285-7340


                                 Not Applicable
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         (Former name or former address, if changed since last report)





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Item 2.  Acquisition or Disposition of Assets.

         On December 29, 1996, Performance Food Group of Texas, L.P., a Texas limited partnership (the "Purchaser") and wholly-owned subsidiary of Performance Food Group Company (the "Company"), in accordance with the terms of an Asset Purchase Agreement (the "Agreement") dated October 22, 1996, consummated the acquisition of certain assets of McLane Company, Inc., a Texas corporation ("Parent") and substantially all of the assets of McLane Foodservice--Temple, Inc., a Texas corporation and wholly-owned subsidiary of McLane ("Temple"). Parent and Temple are collectively referred to herein as the "Seller." The assets acquired were used by Seller at its Temple and Victoria, Texas facilities in the foodservice distribution business, which the Purchaser will continue.

         The aggregate consideration paid by the Purchaser for the assets was $30,463,183 (subject to certain post- closing adjustments), the assumption of Seller's trade payables and certain other specified liabilities, and the sublease of certain of Seller's tractors and trailers (the "Purchase Price"). The Purchaser paid Seller $26,463,183 of the Purchase Price in cash at closing. The Purchaser deposited $4,000,000 of the Purchase Price (the "Escrow Amount") into an escrow account under the terms and conditions of a separate Escrow Agreement between the Company and Seller (the "Escrow Agreement"). Certain sums of the Escrow Amount may be returned to the Company if Seller should have a duty to indemnify the Company or the Purchaser under the terms of the Agreement prior to December 29, 1997. The Purchase Price was determined through arm's length negotiations between the Company and Seller. In addition, the Purchaser purchased the Victoria, Texas facility from a third party for $1.5 million.


Item 7.  Financial Statements, Pro Forma Information and Exhibits.

(a) and (b)      Financial Statements of Business Acquired and Pro Forma
Financial Information.

         The Registrant believes that (i) is impracticable prior to the filing of this Form 8-K to complete preparation of the financial statements required to be filed pursuant to Rule 3-05 of Regulation S-X and the pro forma financial information required to be filed pursuant to
         Article 11 of Regulation S-X, and (ii) such information will be available, and will be filed by the Registrant with the Securities and Exchange Commission as promptly as practicable, within 60 days after this Form 8-K is required to be filed.

(c)      Exhibits:

         (2) Asset Purchase Agreement, dated October 22, 1996 by and among Performance Food Group Company, McLane Foodservice--Temple, Inc., and McLane Company, Inc. and an amendment thereto (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules of this agreement are omitted, but will be provided supplementally to the Commission upon request.)





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         (10)    Escrow Agreement, dated December 29, 1996, by and among
                 Performance Food Group Company, McLane Company, Inc., McLane Foodservice--Temple, Inc., and First Union National Bank of Virginia.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PERFORMANCE FOOD GROUP COMPANY


Date:  January 13, 1997                 By: /s/ Roger L. Boeve
                                            ----------------------------------
                                                Roger L. Boeve
                                                Executive Vice President and
                                                Chief Financial Officer






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                                EXHIBIT INDEX


     No.                              Exhibit
      2        Asset Purchase Agreement, dated October 22, 1996 by and among
               Performance Food Group Company, McLane Foodservice--Temple,
               Inc., and McLane Company, Inc. and an amendment thereto
               (Pursuant to Item 601(b)(2) of Registration S-K, the schedules of this agreement are omitted, but will be provided
               supplementally to the Commission upon request.)

     10        Escrow Agreement, dated December 29, 1996, by and among
               Performance Food Group Company, McLane Company, Inc., McLane
               Foodservice--Temple, Inc., and First Union National Bank of
               Virginia.
